Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of June 20, 2014, is by and between BSD Medical Corporation, a Delaware corporation (the “Company”), and Cranshire Capital Master Fund, Ltd. (“Cranshire”).

RECITALS

A.           The Company, Cranshire and other investors are parties to those certain Securities Purchase Agreements dated February 11, 2010, May 3, 2010, August 19, 2010, November 15, 2010, and the 2013 Purchase Agreement (as defined below), each as amended from time to time (the “Purchase Agreements”).

B.           A dispute has arisen between the parties hereto with respect to Section 4(m) of the Purchase Agreements.

C.           Cranshire brought an action in the Supreme Court of the State of New York, New York County (the “Court”), Index No. 651741/2014 (the “Action”).

D.           The parties hereto desire to settle all claims between them with respect to the foregoing in accordance with the terms of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Delivery and Dismissal. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall deliver $47,129.74 to Cranshire by wire transfer of immediately available funds to the account designated in writing by Cranshire to reimburse Cranshire for the costs and expenses incurred by it in connection with the alleged breach of Section 4(m) of the Purchase Agreements and the Action. On the first (1st) Business Day (as defined in the 2013 Purchase Agreement) immediately following the receipt of such $47,129.74, Cranshire shall cause to be delivered to the Company a Stipulation of Discontinuance, in the form attached hereto as Exhibit A, executed by Greenberg Traurig, LLP, pursuant to which Cranshire voluntarily dismisses the Action with prejudice.

2. Company Release. The Company, on its own behalf and on behalf of its Subsidiaries (as defined in the Purchase Agreements) and its and their respective officers, directors, affiliates, investors and other related Persons (as defined below) (the Company and all of the foregoing Persons referred to above in this Section 2 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges (v) Cranshire, (w) Cranshire Capital, L.P. (“Cranshire LP”), (x) Downsview Capital, Inc. (“Downsview”), (y) Cranshire Capital Advisors, LLC (“CCA”) and (z) each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives of each of Cranshire, Cranshire LP Downsview and CCA (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls any of Cranshire, Cranshire LP, Downsview or CCA within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (Cranshire and all such other Persons referred to above in clauses (w), (x), (y) and (z) in this Section 2 are referred to herein collectively as the “Cranshire Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Cranshire Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company or any of its Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Cranshire Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of Cranshire under (i) any of the Prior Agreements and Instruments (as defined below) or (ii) this Agreement. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

3. Cranshire Release.  Cranshire, on its own behalf and on behalf of its officers and directors (or managers (as applicable)), (Cranshire and all of the foregoing Persons referred to above in this Section 3 are referred to herein as “Cranshire Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers and directors (the Company and its present and former officers and directors are referred to herein collectively as the “Company Releasees”) from all Claims which any of the Cranshire Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement solely arising out of the alleged breach by the Company of Section 4(m) of the Purchase Agreements  as described in the Action (collectively, the “Cranshire Claims”). Cranshire on behalf of itself and its successors, assigns and other legal representatives and the other Cranshire Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to the Cranshire Releasors or the matters released by Cranshire in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of the Cranshire Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of the Company under (i) any of the Prior Agreements and Instruments or (ii) this Agreement.

4. Company Representations and Warranties. The Company represents and warrants to Cranshire that:

(a) Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, any of its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation of the Company (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clause (ii) above, for such conflicts, defaults or rights which would not reasonably be expected to have a material adverse effect on (1) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company or any of its Subsidiaries, either individually or taken as a whole, (2) the transactions contemplated hereby or (3) the authority or ability of the Company to perform any of its obligations under any this Agreement.

(d) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) Assignment of Company Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any of the Company Releasors of all or any portion of any Company Claim that has been released by any of the Company Releasors by any provision of this Agreement. The Company Releasors are the sole owners and real parties-in-interest regarding all Company Claims released by the Company Releasors pursuant to this Agreement.

5. Cranshire Representations and Warranties. Cranshire represents and warrants to the Company that:

(a) Organization. Cranshire is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Cranshire and constitutes the legal, valid and binding obligations of Cranshire enforceable against Cranshire in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by Cranshire of this Agreement and the consummation by Cranshire of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Cranshire, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Cranshire is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Cranshire, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Cranshire to perform its obligations hereunder.

(d) Assignment of Cranshire Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any of the Cranshire Releasors of all or any portion of any Cranshire Claim that has been released by any of the Cranshire Releasors by any provision of this Agreement. The Cranshire Releasors are the sole owners and real parties-in-interest regarding all Cranshire Claims released by the Cranshire Releasors pursuant to this Agreement.

6. Acknowledgment. Without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that from and after the execution of this Agreement, “at-the-market” offerings constitute Variable Rate Transactions (as defined in the Purchase Agreements). The Company shall, within five (5) Business Days after the date hereof, terminate that certain At-the-Market Issuance Sales Agreement, dated as of May 9, 2014, between the Company and MLV & Co. LLC.

7. Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the parties hereto solely with respect to the matters contained herein, and this Agreement contains the entire understanding of the parties solely with respect to the matters covered herein (including, without limitation, as to the settlement and compromise of all Company Claims and Cranshire Claims); provided, however, nothing contained in this Agreement shall (or shall be deemed to), except as otherwise expressly released in Sections 2 and 3, (i) have any effect on any agreements Cranshire or any of its affiliates has entered into with, or any instruments Cranshire or any of its affiliates has received from, the Company or any of its Subsidiaries prior to the date hereof (including, without limitation, with respect to any prior investment made by Cranshire or any of its affiliates in the Company) or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to Cranshire or any of its affiliates or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and Cranshire or any of its affiliates, or any instruments Cranshire or any of its affiliates has received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect (all such agreements and instruments described in the immediately preceding clauses (i) and (ii) are referred to herein as the “Prior Agreements and Instruments”). Except as expressly set forth herein, neither the Company nor Cranshire makes any representation, warranty, covenant or undertaking, express or implied, with respect to the matters contained herein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not expressly contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement.

8. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party hereto from bringing suit or taking other legal action against any other party hereto in any other jurisdiction to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.

9. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered in accordance with Section 8(f) of that certain Securities Purchase Agreement, dated April 9, 2013, by and among the Company, Cranshire and the other party thereto (as may be amended from time to time, the “2013 Purchase Agreement”).

10. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

11. Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

12. Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. Disclosure.  The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of this Agreement in the form required by the 1934 Act and attaching this Agreement (including all attachments thereto, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries that was delivered to Cranshire by the Company or any of its Subsidiaries, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. Neither the Company, its Subsidiaries nor Cranshire shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Cranshire, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Cranshire shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Cranshire, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Cranshire in any filing (other than the 8-K Filing), announcement, release or otherwise.

14. Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Releasees and the Cranshire Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16. Expenses; Attorneys’ Fees. Except as otherwise expressly contemplated by this Agreement, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. In the event that any litigation shall arise between any of the parties hereto based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover attorneys’ fees, costs and expenses from the non-prevailing party.

17. Survival; Construction. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

18. Remedies; Withdrawal Right. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Notwithstanding anything to the contrary contained in this Agreement, whenever a party exercises a right, election, demand or option under this Agreement and another party hereto does not timely perform its related obligations within the periods therein provided, then such party may rescind or withdraw, in its sole discretion from time to time upon written notice to such other party, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

19. No Admission of Liability.  This Agreement constitutes a compromise of disputed Claims, and neither the entering into of this Agreement, nor the performance of any of the obligations under this Agreement, shall constitute any admission of any wrongdoing, any violation of any law, statute, rule, regulation, ordinance or the like of the United States or any state located in the United States or that any party hereto has any liability to any other party hereto with respect to any of the Claims released in this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

BSD MEDICAL CORPORATION

By: /s/ William S. Barth
Its: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

CRANSHIRE CAPITAL MASTER FUND, LTD. By: Cranshire Capital Advisors, LLC Its: Investment Manager
By: /s/ Mitchell P. Kopin Its: Authorized Signatory